UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   February 7, 2007
The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
On February 7, 2007, The Scotts Miracle-Gro Company (the “Registrant”) entered into an Amended and Restated Credit Agreement, dated as of February 7, 2007, by and among the Registrant as the “Borrower”; the Subsidiary Borrowers (as defined in the Amended and Restated Credit Agreement); the several banks and other financial institutions from time to time parties to the Amended and Restated Credit Agreement (the “Lenders”); BANK OF AMERICA, N.A., as Syndication Agent; THE BANK OF TOKYO-MITSUBUSHI UFJ. LTD, BNP PARIBAS, COBANK, ACB, BMO CAPITAL MARKETS FINANCING, INC., LASALLE BANK N.A., COOPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK, B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH, CITICORP NORTH AMERICA, INC. and THE BANK OF NOVA SCOTIA, as Documentation Agents; and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The Lenders have committed, subject to the terms and conditions set forth in the Amended and Restated Credit Agreement, to provide the Registrant and certain of its subsidiaries the following loan facilities totaling in the aggregate up to $2.15 billion: (a) a senior secured five-year term loan in the principal amount of $560 million (the “Term Loan”) and (b) a senior secured five-year revolving loan facility in the aggregate principal amount of up to $1.59 billion (the “Revolving Credit Facility” which may be referred to with the Term Loan as the “New Credit Facilities”). Under the Amended and Restated Credit Agreement, the Registrant will also have the right to seek to increase the Term Loan or the Revolving Credit Facility in an aggregate amount of up to $200 million, subject to certain specified conditions. The New Credit Facilities replace the Registrant’s existing Revolving Credit Agreement described in Item 1.02 below, which was entered into on July 21, 2005 (the “Existing Revolving Credit Agreement”).
JPMorgan Chase Bank, N.A. served as the administrative agent under the Existing Revolving Credit Agreement and continues to serve in that capacity under the Amended and Restated Credit Agreement. Bank of America, N.A. served as a syndication agent under the Existing Revolving Credit Agreement and continues to serve in that capacity under the Amended and Restated Credit Agreement. Citicorp North America, Inc. served as a syndication agent under the Existing Revolving Credit Agreement and serves as a documentation agent under the Amended and Restated Credit Agreement. Certain of the Lenders under the Amended and Restated Credit Agreement were also lenders under the Existing Revolving Credit Agreement. In addition, certain of the Lenders under the Amended and Restated Credit Agreement provide other banking services not specifically outlined in the Amended and Restated Credit Agreement to the Registrant, the Subsidiary Borrowers and their respective subsidiaries in the ordinary course of their respective businesses.
The following description of the New Credit Facilities is qualified in its entirety by reference to the Amended and Restated Credit Agreement and the Amended and Restated Guarantee and Collateral Agreement referred to below, which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by this reference.
New Credit Facilities. The proceeds of the Term Loan and the Revolving Credit Facility may be used: (i) to finance working capital requirements and other general corporate purposes of the Registrant and its subsidiaries; (ii) to refinance the amounts outstanding under the Existing Revolving Credit Agreement (as of February 7, 2007, the principal amount of approximately $640 million and letters of credit in the amount of $15.7 million were outstanding under the Existing Revolving Credit Agreement); (iii) to repurchase the Registrant’s 6.625% senior subordinated notes due 2013 in an aggregate principal amount of up to $200 million, which repurchase is expected to occur on or about February 14, 2007; (iv) to repurchase certain of the Registrant’s common shares pursuant to a modified “Dutch auction” tender offer, which repurchase is expected to occur on or about February 21, 2007 (the “Share Repurchase”); and (v) to pay a special dividend which may be declared by the Registrant’s Board of Directors, such Share Repurchase and dividend not to exceed $750 million in the aggregate.
The Term Loan may be made in up to two drawings during the Term Commitment Period (as that term is defined in the Amended and Restated Credit Agreement). The Term Loan will be repayable in quarterly installments equal to approximately 1% of the original principal amount in the first year, 5% of the original principal amount in the second year, 25% of the original principal amount in the third year, 30% of the original principal amount in the fourth year and 39% of the original principal amount in the fifth year, with any balance to be payable on the final maturity date.

The Revolving Credit Facility will also be available for issuance of up to $65 million of letters of credit and for borrowings under swing line loans of up to $100 million. The Revolving Credit Facility will terminate on February 7, 2012.
Interest. Interest on the outstanding balances under the New Credit Facilities is payable, at the Registrant’s option, at a rate equal to the Applicable Margin (as defined in the Amended and Restated Credit Agreement) plus the ABR (as defined in the Amended and Restated Credit Agreement) or at the Applicable Margin plus the LIBOR Rate (as defined in the Amended and Restated Credit Agreement). Based on the Registrant’s anticipated Leverage Ratio (as defined in the Amended and Restated Credit Agreement), the Registrant expects the Applicable Margin as of the Closing Date (as that term is defined in the Amended and Restated Credit Agreement) to be, in the case of LIBOR Rate loans, 1.00% for a period of up to 30 days and 1.25% thereafter, and 0.25% in the case of ABR loans.
Optional Prepayments. The Registrant may make optional prepayments of loans under the New Credit Facilities, in whole or in part, without premium or penalty (other than applicable LIBOR breakage costs), in minimum amounts of $1.0 million.
Mandatory Prepayments. Subject to certain exceptions and conditions described in greater detail in the Amended and Restated Credit Agreement, the Registrant will be obligated to use net cash proceeds of the following to prepay the Term Loan:
•	any incurrence of non-permitted indebtedness; and
•	sales or other dispositions of assets or property (subject to customary exceptions and thresholds), including as a result of casualty or condemnation.
Mandatory prepayments will be applied to the installments of the Term Loan ratably.
Guarantors. The New Credit Facilities are guaranteed under the Amended and Restated Guarantee and Collateral Agreement, dated as of February 7, 2007, by and among the Registrant and each of the Registrant’s domestic subsidiaries that are guarantors under the Existing Revolving Credit Agreement, to and in favor of the Administrative Agent. Under the Amended and Restated Credit Agreement, and subject to materiality thresholds that are no more restrictive than those in the Existing Revolving Credit Agreement, each future direct or indirect domestic subsidiary of the Registrant will be required to guarantee the New Credit Facilities.
Security for the New Credit Facilities. The New Credit Facilities are secured by (1) a perfected first priority security interest in all of the accounts receivable, inventory and equipment of the Registrant and those of the Registrant’s domestic subsidiaries that executed the Amended and Restated Guarantee and Collateral Agreement and (2) the pledge of all of the capital stock of the Registrant’s domestic subsidiaries that executed the Amended and Restated Guarantee and Collateral Agreement and 65% of the capital stock of the Registrant’s first-tier foreign subsidiaries (provided that obligations of said foreign subsidiary borrowers will be secured by 100% of such foreign subsidiaries’ capital stock and 100% of the capital stock of their first-tier subsidiaries), in each case, subject to exceptions and minimum thresholds set forth in the Amended and Restated Credit Agreement. The collateral does not include any of the Registrant or the Registrant’s subsidiaries’ intellectual property.
Representations and Warranties; Covenants; Events of Default. The terms of the New Credit Facilities include customary representations and warranties, customary affirmative and negative covenants, customary financial covenants and customary events of default and are similar to the Existing Revolving Credit Agreement, except that the New Credit Facilities are secured by collateral that includes domestic accounts receivable, inventory, and equipment.
A copy of the press release issued by the Registrant on February 7, 2007 announcing the New Credit Facilities is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.   Termination of a Material Definitive Agreement.
On February 7, 2007, the Registrant terminated the Revolving Credit Agreement, dated as of July 21, 2005, among the Registrant, as Borrower; certain subsidiaries of the Registrant, as Subsidiary Borrowers; the banks and other financial institutions and entities from time to time parties to the Revolving Credit Agreement, as Lenders; JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A. and Citicorp North America, Inc., as Syndication Agents; and Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, Cobank, ACB, Harris, N.A., Rabobank International and Suntrust Bank, as Documentation Agents and replaced it with the New Credit Facilities described in Item 1.01 above. The Revolving Credit Agreement consisted of an aggregate $1.05 billion multi-currency revolving credit commitment. A copy of the Revolving Credit Agreement was filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2005 (File No. 1-13292).
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information under Item 1.01 is incorporated herein by reference.
Item 8.01.   Other Information.
On February 7, 2007, the Registrant issued a press release announcing that the Registrant entered into the New Credit Facilities and extended the deadline for its modified “Dutch auction” tender offer to purchase up to $250 million of the Registrant’s common shares. A copy of the press release issued by the Registrant on February 7, 2007 is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
          Not applicable.
(b) Pro forma financial information:
          Not applicable.
(c) Shell company transactions:
          Not applicable.
(d) Exhibits:

Exhibit No.	Description	Location

4.1	Amended and Restated Credit Agreement, dated as of February 7, 2007, by and among The Scotts Miracle-Gro Company as the “Borrower”; the Subsidiary Borrowers (as defined in the Amended and Restated Credit Agreement); the several banks and other financial institutions from time to time parties to the Amended and Restated Credit Agreement; Bank of America, N.A., as Syndication Agent; The Bank of Tokyo-Mitsubushi UFJ. Ltd, BNP Paribas, CoBank, ACB, BMO Capital Markets Financing, Inc., LaSalle Bank N.A., Cooperatieve Centrale Raiffeisen Boerenleenbank, B.A. “Rabobank Nederland”, New York Branch, Citicorp North America, Inc. and The Bank of Nova Scotia, as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent	Filed herewith

Exhibit No.	Description	Location

4.2	Amended and Restated Guarantee and Collateral Agreement, dated as of February 7, 2007, made by The Scotts Miracle-Gro Company and each Subsidiary Borrower (and certain of the Subsidiary Borrowers’ domestic subsidiaries) under the Amended and Restated Credit Agreement in favor of JPMorgan Chase Bank, N.A., as Administrative Agent	Filed herewith

99.1	News Release issued by The Scotts Miracle-Gro Company on February 7, 2007	Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: February 7, 2007	By:	/s/ David M. Aronowitz Printed Name: David M. Aronowitz Title: Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated February 7, 2007
The Scotts Miracle-Gro Company

Exhibit No.	Description	Location

4.1	Amended and Restated Credit Agreement, dated as of February 7, 2007, by and among The Scotts Miracle-Gro Company as the “Borrower”; the Subsidiary Borrowers (as defined in the Amended and Restated Credit Agreement); the several banks and other financial institutions from time to time parties to the Amended and Restated Credit Agreement; Bank of America, N.A., as Syndication Agent; The Bank of Tokyo-Mitsubushi UFJ. Ltd, BNP Paribas, CoBank, ACB, BMO Capital Markets Financing, Inc., LaSalle Bank N.A., Cooperatieve Centrale Raiffeisen Boerenleenbank, B.A. “Rabobank Nederland”, New York Branch, Citicorp North America, Inc. and The Bank of Nova Scotia, as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent	Filed herewith

4.2	Amended and Restated Guarantee and Collateral Agreement, dated as of February 7, 2007, made by The Scotts Miracle-Gro Company and each Subsidiary Borrower (and certain of the Subsidiary Borrowers’ domestic subsidiaries) under the Amended and Restated Credit Agreement in favor of JPMorgan Chase Bank, N.A., as Administrative Agent	Filed herewith

99.1	News Release issued by The Scotts Miracle-Gro Company on February 7, 2007	Filed herewith